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                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                                      SC BANCORP


                                      ARTICLE I

                                       OFFICES

         SECTION 1. PRINCIPAL OFFICE. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in such state, the Board of Directors shall fix and designate a principal business office in the State of California.

         SECTION 2. OTHER OFFICES. Branch or other subordinate offices may at any time be established by the Board of Directors at such other places as it deems appropriate.


                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held on the third Tuesday in May of each year at 1:30 p.m., or such other date or such other time as may be fixed by the Board of Directors.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. If a special meeting is called by any person or

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persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or by registered mail to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after receipt of the request. If the notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

         SECTION 4.  NOTICE OF MEETINGS.  Written notice, in accordance with
Section 5 of this Article II, of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

         If action is proposed to be taken at any meeting for approval of (a) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California General Corporation Law,
(b) an amendment of the Articles of Incorporation, pursuant to Section 902 of that Law, (c) a reorganization of the corporation, pursuant to Section 1201 of that Law, (d) a voluntary dissolution of the corporation, pursuant to
Section 1900 of that Law, or (e) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to
Section 2007 of that Law, the notice shall also state the general nature of that proposal.

         SECTION 5. MANNER OF GIVING NOTICE. Notice of a shareholders' meeting may be given either personally or by first-class mail, or by third-class mail if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders' meeting, or by telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the

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shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal office or if published at least once in a newspaper of general circulation in the county in which that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of mailing or other means of giving any notice in accordance with the above provisions, executed by the Secretary, Assistant Secretary or other transfer agent shall be prima facie evidence of the giving of the notice.

         If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States postal service marked to indicate that the United States postal service is unable to deliver the notice to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

         SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         SECTION 7. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article) no other business may be transacted at such meeting.

         When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, when any shareholders' meeting is adjourned for more than 45 days from the date set for the original adjourned meeting, or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. At any

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adjourned meeting the corporation may transact any business which may have been transacted at the original meeting.

         SECTION 8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 9 of this Article.

         Voting shall in all cases be subject to the provisions of Sections 702 through 704, inclusive, of the California General Corporation Law (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

         The shareholders' vote may be by voice or ballot; provided, however, that any election for Directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law or by the Articles of Incorporation.

         Pursuant to Section 301.5 of the California General Corporation Law, this corporation shall not have cumulative voting as provided under Section 708 of such Law, provided that this corporation shall then be a listed corporation as defined in Section 301.5 of such Law.

         In any election of Directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of Directors to be elected, shall be elected.

         SECTION 9. RECORD DATE. The Board of Directors may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or

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to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

         If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section 9 or Section 11 of this Article shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         SECTION 10. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by
Section 4 to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of
Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.

         SECTION 11.  ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Subject to
Section 603 of the California General Corporation Law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so

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taken, is signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, or their proxies. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given, as provided by Sections 603(b)(1) and (2) of the California General Corporation Law, and (2) in the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that subject to applicable law, a Director may be elected by the shareholders at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. Any written consent may be revoked by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

         Unless a record date for voting purposes be fixed as provided in
Section 9 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 11, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

         SECTION 12. PROXIES. Every person entitled to vote shares or execute written consents has the right to do so either in person or by one or more persons authorized by a written proxy executed and dated by such shareholder and filed with the Secretary of the corporation prior to the convening of any meeting of the shareholders at which any such proxy is to be used or prior to the use of such written consent. A validly executed proxy which does not state that it is irrevocable continues in full force and effect unless (1) revoked by the person executing it, before the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; or (2) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees

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for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are so appointed, or if any persons so appointed fail to appear or fail or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present shall determine whether one (1) or three (3) inspectors are to be appointed.

         The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining (1) the number of shares outstanding and the voting power of each, (2) the shares represented at the meeting, (3) the existence of a quorum, (4) the authenticity, validity and the effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all.


                                     ARTICLE III

                                      DIRECTORS

         SECTION 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the Articles of Incorporation and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the following powers in addition to the other powers enumerated in these By-Laws:

         (a) To select and remove all the other officers, agents, and employees of the corporation, prescribe any powers and duties for them that are

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consistent with law, or with the Articles or these By-Laws, fix their compensation, and require from them security for faithful service.

         (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these By-Laws, as they may deem best.

         (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

         (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

         (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory and capital notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor and any agreements pertaining thereto.

         (f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, contracts and other corporate instruments shall be executed.

         (g) To appoint and designate, by resolution adopted by a majority of the authorized number of Directors, one or more committees, each consisting of two or more Directors, including the appointment of alternate members of any committee who may replace any absent member at any meeting of the committee; and

         (h) Generally, to do and perform every act or thing whatever that may pertain to or be authorized by the Board of Directors of a commercial bank under the laws of this state.

         SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS.

         (a) The number of Directors shall be nine (9). Commencing with the 1993 annual meeting of shareholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, each having three Directors. At the 1993 annual meeting of shareholders, Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1994 annual meeting of shareholders; Directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1995 annual meeting of shareholders; and Directors of

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the third class (Class III) shall be elected to hold office for a term expiring at the 1996 annual meeting of shareholders. At each annual meeting of shareholders after 1993, the successors to the class of Directors whose terms then shall expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. Notwithstanding the foregoing, whenever the holders of the preferred stock or preference stock issued by the corporation shall have the right, voting separately by class, to elect Directors at an annual or special meeting of shareholders, the election, term of office and filling of vacancies of such Directors shall be governed by the terms of the Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this paragraph. Directors elected by a vote of the holders of preferred stock or preference stock as provided in the Articles of Incorporation shall hold office only so long as is required by the Articles of Incorporation.

              If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more Directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.

         (b) Nominations for election of members of the Board of Directors may be made by the Board of Directors, by a nominating committee or person appointed by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors. Notice of intention to make any nominations (other than those made by or at the direction of the Board of Directors) shall be made pursuant to a timely notice in writing to the Secretary of the corporation, with a copy thereof to the Chairman of the Board. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation by the latter of: (i) the close of business 21 days prior to the meeting of shareholders called for the election of Directors or (ii) 10 days after the date of mailing of notice of the meeting to shareholders. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person,
(iv) the number of shares of any bank, bank holding company, savings and loan association or other depositary institution owned beneficially by the person and the identities and locations of any such institutions, (v) whether the person has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt, and (vi) any other information relating to the person that is

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required to be disclosed in solicitations for proxies for election of Directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the shareholder, and (iii) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depositary institution owned beneficially by the shareholder and the identities and locations of any such institutions. The notice shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of any such proposed nominee to serve as a Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth herein. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of elections shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

         SECTION 3. ELECTION AND TERM OF OFFICE. If any annual meeting is not held or the Directors to then be elected are not elected thereat, the Directors to then be elected may be elected at any special meeting of shareholders held for that purpose. Each Director shall hold office until expiration of the term for which such Director was elected and until a successor has been elected and qualified pursuant to Section 2(a) of this Article III.

         SECTION 4. VACANCIES. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Except for a vacancy created by the removal of a Director, vacancies on the Board of Directors may be filled by approval of a majority of the remaining Directors, or, if the number of Directors then in office is less than a quorum, by (1) the unanimous written consent of the Directors then in office,
(2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California General Corporation Law or (3) a sole remaining Director, and each Director so elected shall

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hold office until such expiration of the term for which such Director was elected and until such Director's successor has been elected and qualified pursuant to Section 2(a) of this Article III. A vacancy on the Board of Directors existing as the result of a removal of a Director may be filled only by approval of the shareholders, unless the Articles of Incorporation or a by-law adopted by the shareholders so provides.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting.

         The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony.

         The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the unanimous consent of the outstanding shares entitled to vote. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

         No reduction of the authorized number of Directors or amendment reducing the number of classes of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

         SECTION 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated in the notice of meeting or if there is no notice, at the principal office of the corporation, or at a place designated by resolution of the Board of Directors or by the written consent of the Board of Directors. Any regular or special meeting is valid wherever held if held upon written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the corporation.

         SECTION 6. REGULAR MEETINGS. Immediately following each annual meeting of shareholders and at the same place, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

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         Other regular meetings of the Board of Directors shall be held without notice either on the third Tuesday of each month at the hour of 4:00 p.m. or at such different date and time as the Board of Directors may from time to time fix by resolution; provided, however, should said day fall upon a legal holiday observed by the corporation at its principal office, then said meeting shall be held at the same time and place on the next succeeding full business day. Call and notice of all regular meetings of the Board of Directors are hereby dispensed with.

         SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two Directors.

         Special meetings of the Board of Directors shall be held upon no less than four days' written notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. Any such written or telegraphic notice shall be addressed or delivered to each Director at such Director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the Director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. Such notice may, but need not, specify the purpose of the meeting, nor the place if the meeting is to be held at the principal office of the corporation. Notice of any meeting of the Board of Directors need not be given to any Director who signs a waiver of notice or a consent to holding the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such Director.

         Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

         SECTION 8. QUORUM. A majority of the authorized number of Directors constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by the Articles and subject to the provisions of
Section 310 of the California General Corporation Law (as to approval of contracts or transactions

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in which a Director has a direct or indirect material financial interest),
Section 311 (as to appointment of committees), and Section 317 (e) (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 9.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.
Members of the Board of Directors may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 9 constitutes "presence" in person at such meeting.

         SECTION 10. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 11. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 7 of this
Article III, to the Directors who were not present at the time of the adjournment.

         SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such action by written consent shall have the same effect as a unanimous vote of the Board of Directors. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

         SECTION 13. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors. This Section shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

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         SECTION 14.  RIGHTS OF INSPECTION.  Every Director of the corporation shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

         SECTION 15. COMMITTEES OF THE BOARD. The Board of Directors may designate, by resolution adopted by a majority of the authorized number of Directors, one or more committees, consisting of two or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, and such alternate members may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board except as otherwise provided by law.


                                      ARTICLE IV

                                       OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Assistant Vice Presidents, one or more Assistant Financial Officers, one or more Assistant Secretaries and such other officers as may be elected or appointed in accordance with provisions of Section 3 of this Article. One person may hold two or more offices, except those of President and Chief Financial Officer.

         SECTION 2. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen by, and shall serve at the pleasure of, the Board of Directors, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected, subject to the rights, if any, of an officer under any contract of employment.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have

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such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular election or appointment to such office.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

         SECTION 7. VICE CHAIRMAN. The Vice Chairman of the Board, if there shall be such an officer, shall in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders, and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors.

         SECTION 8. PRESIDENT. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President is the General Manager and Chief Executive Officer of the corporation and has, subject to the control of the Board of Directors, general supervision, direction, and control of the business and officers of the corporation. In the absence of both the Chairman of the Board and the Vice Chairman, or if there be none, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President has the general powers and duties of management usually vested in the office of President and General Manager of a corporation and such other powers and duties as may be prescribed by the Board of Directors.

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

         SECTION 9. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws, and the President, or the Chairman of the Board.

         SECTION 10. SECRETARY. The Secretary shall keep or cause to be kept, at the principal office and such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present or represented at shareholders' meetings, and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, a copy of the By-Laws of the corporation at the principal office or business office in accordance with
Section 213 of the California General Corporation Law. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders, of the Board of Directors and of any committees thereof required by these By-Laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

         SECTION 11. ASSISTANT SECRETARY. The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties and exercise the powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

         SECTION 12. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these By-Laws required to be sent to them. The books of account shall at all times be open to inspection by any Director of the corporation.

         The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

         SECTION 13. ASSISTANT FINANCIAL OFFICER. The Assistant Financial Officer or the Assistant Financial Officers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such additional powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

         SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the corporation.

         SECTION 15. OFFICERS HOLDING MORE THAN ONE OFFICE. Any two or more offices, except those of President and Chief Financial Officer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         SECTION 16. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.


                                      ARTICLE V

                                   OTHER PROVISIONS

         SECTION 1. INSPECTION OF CORPORATE RECORDS. The corporation shall keep at its principal executive office a record of its shareholders, giving the names

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

and addresses of all shareholders and the number and class of shares held by each shareholder. A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may:

         (a) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation; or

         (b) Obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of Directors and their shareholdings, as of the most recent record date for which it has been compiled, or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

         SECTION 2. INSPECTION OF BY-LAWS. The corporation shall keep in its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

         SECTION 3. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof executed or entered into between this corporation and any other person, when signed by (i) the Chairman of the Board, the President or any Vice President and (ii) the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of this corporation shall be valid and binding upon this corporation in the absence of actual knowledge on the part of the other person that the signing officers had not the authority to execute the same. Any such instruments may be signed by any other persons or persons and in such manner as from time to time shall be determined by the Board of Directors, and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

         SECTION 4. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or a Vice President and by the Chief Financial Officer

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

or Assistant Financial Officer or by the Secretary or Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Signatures on the certificates may be facsimile. If any officer, transfer agent or registrar who has signed a certificate or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         The Board of Directors may, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

         Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

         SECTION 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board of Directors or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

         SECTION 6. ANNUAL REPORT TO SHAREHOLDERS. Not later than 120 days after the close of the fiscal year, the Board of Directors shall cause an annual report to be sent to shareholders of the corporation, complying with
Section 1501 of the California General Corporation Law.

         SECTION 7. SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the word "Incorporated" and the date of its incorporation.

         SECTION 8. FISCAL YEAR. The fiscal year of this corporation shall begin on the first day of January and end on the 31st day of December of each year.

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

         SECTION 9. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the California General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         SECTION 10. BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which, upon being construed in the manner provided in Section 9 of this Article, shall be contrary to or inconsistent with any applicable provision of the Accountancy Corporation Board of the State of California or other applicable law of the State of California or of the United States shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.


                                      ARTICLE VI

                                   INDEMNIFICATION

         SECTION 1. DEFINITIONS. For the purposes of this Article, "agent", includes any person who is or was a Director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and expenses of establishing a right to indemnification pursuant to law.

         SECTION 2.  EXTENT OF INDEMNIFICATION.

         (a) The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding.

         (b) The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action.

         (c) The corporation shall, to the maximum extent permitted by the California General Corporation Law, advance the expenses incurred by any agent of the corporation in defending any proceeding prior to the final disposition of the proceeding.

         SECTION 3. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this Article.


                                     ARTICLE VII

                                      AMENDMENTS

         New By-Laws may be adopted or these By-Laws may be amended or repealed by the approval of the outstanding shares or by the approval of the Board of Directors; provided, however, that a by-law specifying or changing a fixed number of Directors or the maximum or minimum number or changing from a fixed to a variable Board of Directors or vice versa may only be adopted by approval of the outstanding shares, complying, if applicable, with Section 212 of the California General Corporation Law. If the Articles of Incorporation of the corporation set forth the authorized number of Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.


(as amended through March 25, 1996)

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


101851.7

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